UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	45-2069276
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)
550 Broad Street, Newark, New Jersey 07102
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series 2012-A Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Genie Energy Ltd. (the “Registrant”) is filing this Form 8-A in connection with the listing of its Series 2012-A preferred stock, par value $0.01 per share (the “Series 2012-A Preferred Stock”), on The New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Series 2012-A Preferred Stock reference is made to the information provided under Item 4 of Amendment No. 5 to Schedule TO filed by the Registrant on September 19, 2012. Such description in such tender offer statement is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.	Amendment No. 5 to Schedule TO, filed with the Securities and Exchange Commission on September 19, 2012 (incorporated herein by reference).

2.
Form of Certificate of Designation of Series 2012-A Preferred Stock of Registrant (incorporated herein by reference to Annex A to Exhibit 99(a)(1)(A) to Schedule TO, filed with the Securities and Exchange Commission on August 3, 2012).

3.
Offer to Exchange of Genie Energy Ltd., dated August 2, 2012, as revised on August 21, 2012 and September 19, 2012 (incorporated herein by reference to Exhibit 99(a)(1)(G) to Amendment No. 5 to Schedule TO, filed with the Securities and Exchange Commission on September 19, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENIE ENERGY LTD.

Date: September 28, 2012	By:	/S/ Claude A. Pupkin
Claude A. Pupkin Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.	Amendment No. 5 to Schedule TO, filed with the Securities and Exchange Commission on September 19, 2012 (incorporated herein by reference).

2.
Form of Certificate of Designation of Series 2012-A Preferred Stock of Registrant (incorporated herein by reference to Annex A to Exhibit 99(a)(1)(A) to Schedule TO, filed with the Securities and Exchange Commission on August 3, 2012).

3.
Offer to Exchange of Genie Energy Ltd., dated August 2, 2012, as revised on August 21, 2012 and September 19, 2012 (incorporated herein by reference to Exhibit 99(a)(1)(G) to Amendment No. 5 to Schedule TO, filed with the Securities and Exchange Commission on September 19, 2012).